UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020

iHeartMedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 822-2828

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock,$0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 8.01.	Other Events.

In connection with iHeartMedia Inc.’s (the “Company”) reorganization and emergence from proceedings (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) on May 1, 2019 (the “Effective Date”), the Company entered into a Warrant Agreement with Computershare, Inc. and Computershare Trust Company, N.A., as warrant agent (the “Special Warrant Agreement”). Pursuant to the Special Warrant Agreement, the Company issued warrants (“Special Warrants”) to purchase 81,453,648 shares of the Company’s Class A common stock, par value $0.001 (“Class A common stock”), or Class B common stock, par value $0.001 (“Class B common stock”) to certain holders of claims against the Company in connection with the Chapter 11 Cases (the “Claimholders”) on the Effective Date. At the time of issuance, the exercise of the Special Warrants was subject to certain foreign ownership restrictions imposed by the Federal Communications Commission (“FCC”).

On July 25, 2019, the Company filed a Petition for Declaratory Ruling (“PDR”) with the FCC to permit up to 100% of the Company’s voting stock to be owned by non-U.S. individuals and entities. On November 5, 2020, the FCC issued a Declaratory Ruling granting the relief requested by the PDR, subject to certain conditions set forth in the Declaratory Ruling.

In accordance with Section 3.4(a) of the Special Warrant Agreement, the Company plans, within two business days of November 5, 2020, to notify the holders of Special Warrants of the Declaratory Ruling and the commencement of an exchange process (the “Exchange Notice”). In accordance with Sections 3.4(b) and (c) of the Special Warrant Agreement, the Company has agreed to effect an exchange of all or a portion of the outstanding Special Warrants into Class A common stock or Class B common stock on a date to be determined. In accordance with the Special Warrant Agreement, such date will be 40 business days after the date the Exchange Notice is sent to the holders of Special Warrants (the “Exchange Date”). The Company has agreed to waive the exercise price for exchanging the Special Warrants in the exchange following the Declaratory Ruling and consequently will not receive any proceeds from that exchange.

As of November 5, 2020, Special Warrants to purchase 75,753,316 shares of the Company’s Class A common stock or Class B common stock remained outstanding. Between the issuance of the Exchange Notice and the Exchange Date, holders of the Special Warrants will not be permitted to transfer or exchange their Special Warrants. On the Exchange Date, the Company will issue up to 75,753,316 shares of the Company’s Class A common stock or Class B common stock, less any Special Warrants that are exchanged prior to the issuance of the Exchange Notice, any Special Warrants for which the holder elects not to exchange into Class A common stock or Class B common stock at this time, and any Special Warrants held by holders that do not submit election and certification forms in connection with the exchange. Shares of the Company’s Class B common stock are not publicly traded, but they are convertible on a one-for-one basis into Class A common stock. The shares of Class A common stock and Class B common stock to be issued pursuant to the Exchange Notice will be issued in reliance upon exemptions from registration requirements pursuant to Section 1145 of the Bankruptcy Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2020	IHEARTMEDIA, INC.

	By:	/s/ Paul McNicol
	Name:	Paul McNicol
	Title:	Executive Vice President and General Counsel